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                                                                   EXHIBIT 10.50






                       PURCHASE AND CONTRIBUTION AGREEMENT

                          Dated as of January 16, 2001

                                      Among

                    SECURITY ASSOCIATES INTERNATIONAL, INC.,

                  SAI NORTHWEST COMMAND CENTER - SEATTLE, INC.,

                      SAI SOUTHWEST COMMAND CENTERS, INC.,

                                       and

                     SAI NORTH CENTRAL COMMAND CENTER, INC.,

                                   as Sellers

                                       and

                             SAI FUNDING CORPORATION

                                  as Purchaser


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                       PURCHASE AND CONTRIBUTION AGREEMENT

                          Dated as of January 16, 2001

         Security Associates International, Inc., a Delaware corporation ("SAI") with its chief executive offices at 2101 S. Arlington Heights Road, Suite 100, Arlington, IL 60005, SAI Northwest Command Center - Seattle, Inc., a Washington corporation with its chief executive offices at 1249 Northwest 145th Street, P.O. Box 65027, Seattle, WA 98155, SAI Southwest Command Centers, Inc., a Texas corporation with its chief executive offices at 9750 Brockbank Drive, Dallas, TX 75220, and SAI North Central Command Center, Inc., an Ohio corporation with its chief executive offices at 1514 East 191st Street, P.O. Box 17154, Euclid, OH 44117 (each, a "Seller", and, collectively with SAI, the "Sellers"), and SAI Funding Corporation, a Delaware corporation with its chief executive offices at 1471 SW 12th Avenue, Pompano Beach, FL 33069-4716 (the "Purchaser"), agree as follows:

         PRELIMINARY STATEMENTS.

         (a) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

         (b) Each Seller has Receivables that it wishes to sell to the Purchaser, and the Purchaser is prepared to purchase such Receivables on the terms set forth herein.

         (c) SAI may also wish to contribute Receivables to the capital of the Purchaser on the terms set forth herein.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.




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         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

         "Business Day" means any day on which banks are not authorized or required to close in Cleveland, Ohio.

         "Central Station" means at any time the Person then authorized pursuant to Section 6.05 to provide central station monitoring services to Obligors under the Transferred Contracts.

         "Collection Agent" means at any time the Person then authorized pursuant to Section 6.01 to service, administer and collect the Transferred Receivables.

         "Collection Agent Fee" has the meaning specified in Section 6.03.

         "Collections" means, with respect to any Transferred Receivable, all cash collections and other cash proceeds of such Transferred Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Transferred Receivable, and all funds deemed to have been received by any Seller or any other Person as a Collection pursuant to Section 2.04.

         "Contract" means an agreement between a Seller and an Obligor, substantially in the form of one of the written contracts approved by the Purchaser, pursuant to or under which such Obligor shall be obligated to pay for central-station monitoring services from time to time.

         "Contributed Receivable" has the meaning specified in Section 2.06.

         "Credit and Collection Policy" means those written receivables credit and collection policies and practices of the Sellers in effect on the date of this Agreement applicable to the Contracts and delivered to the Purchaser, as modified in compliance with this Agreement.

         "Debt" means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above and (f) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.





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         "Defaulted Receivable" means a Receivable:

         (a) under a Contract under which payments are 90 or more days delinquent on a recency-of-payment basis;

         (b) as to which the Obligor or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in
Section 7.01(g);

         (c) which, consistent with the Credit and Collection Policy, would be written off as uncollectible; or

         (d) which has been terminated by the Obligor thereon.

         "Deferred Purchase Price" means the portion of the Purchase Price of Purchased Receivables purchased on any Purchase Date exceeding the amount of the Purchase Price under Section 2.02 to be paid in cash, which portion, when added to the cumulative amount of all previous Deferred Purchase Prices (after giving effect to any payments made on account thereof), shall not at any time exceed $20,000,000. The obligations of the Purchaser in respect of the Deferred Purchase Price are hereby subordinated to the payment by the Purchaser of all amounts due under the Financing Agreement. The Deferred Purchase Price shall be evidenced by promissory notes in the form of Exhibit A.

         "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and:

         (a) under a Contract under which payments are 45 or more days delinquent on a recency-of-payment basis or

         (b) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the applicable Seller.

         "Designated Obligor" means, at any time, each Obligor which has satisfied the Purchaser's due diligence requirements; provided, however, that any Obligor shall cease to be a Designated Obligor upon three Business Days' notice by the Purchaser to the Sellers.

         "Dilution" means, with respect to any Transferred Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Transferred Receivable as a result of any defective or rejected services or any cash discount or other adjustment or setoff.





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         "Eligible Receivable" means a Receivable:

         (a) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto and is not a government or a governmental subdivision or agency;

         (b) the Obligor of which, at the time of the transfer of such Receivable under this Agreement, is a Designated Obligor and is not the Obligor of any Defaulted Receivables;

         (c) which, at the time of the transfer thereof to the Purchaser under this Agreement, is not a Defaulted Receivable;

         (d) which, according to the Contract related thereto, is required to be paid in full within 30 days of the original billing date therefor;

         (e) which is an "account" within the meaning of Section 9-106 of the UCC of the applicable jurisdictions;

         (f) which is denominated and payable only in United States dollars in the United States;

         (g) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

         (h) which, together with the Contract related thereto, does not contravene in any material respect any law, rule or regulation applicable thereto (including, without limitation, any law, rule or regulation relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

         (i) the transfer, sale or assignment of which hereunder does not contravene any applicable law, rule or regulation or any agreement to which the applicable Seller is a party;

         (j) which arises under a Contract which (i) does not require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Seller under such Contract and (ii) does not contain a confidentiality provision that purports to restrict the ability of the Purchaser and its assigns to exercise their rights under this Agreement, including, without limitation, their right to review the Contract; and




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         (k) which (i) satisfies all applicable requirements of the Credit and
Collection Policy and (ii) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Purchaser or its designee may from time to time specify to the Sellers upon 30 days' notice.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Event of Termination" has the meaning specified in Section 7.01.

         "Facility Termination Date" means the date on which the Purchases hereunder shall cease.

         "Finance Agreement" means that certain Monitoring Receivables Finance Agreement, dated as of the date hereof, among the Purchaser, as seller, McGinn, Smith Capital Holdings Corp., as purchaser, and the Sellers, as collection agents, as amended or restated from time to time.

         "Incipient Event of Termination" means an event that but for notice or lapse of time or both would constitute an Event of Termination.

         "Indemnified Amounts" has the meaning specified in Section 8.01.

         "Lockbox" means one or more accounts, under the exclusive ownership and control of the Purchaser (or its assigns or designees), maintained for the purpose of receiving Collections. The Lockbox initially shall be lockbox # 2973 at American National Bank & Trust Company of Chicago.

         "Monthly Revenue" means, with respect to any Contract on the date of a Purchase or the date it is contributed to the Purchaser hereunder, the number of Installations covered by such Contract as of such date multiplied by the average monthly revenue payable with respect to such Contract for the three months preceding such date; provided that in determining such monthly revenue any discount under such Contract shall be excluded if the duration of such discount is three months or less.

         "Obligor" means a Person obligated to make payments to the Seller pursuant to a Contract.

         "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.





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         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Purchase" means a purchase by the Purchaser of Receivables from the Sellers pursuant to Article II.

         "Purchase Date" has the meaning specified in Section 2.02(a).

         "Purchase Price" for any Purchase of Receivables means an amount equal to the aggregate Monthly Revenues of each Contract the Receivables under which are the subject of such Purchase multiplied by 30.

         "Purchased Receivable" means any Receivable which, pursuant to the procedure described in Section 2.02(c), has been identified as a Purchased Receivable.

         "Purchaser Account" shall mean Account account number 5330345235 at American National Bank & Trust Company of Chicago, or such other account under the exclusive control of the Purchaser (or its assigns) as is specified from time to time by the Purchaser.

         "Purchaser Loan" means a loan made by the Purchaser, at its option, to a Seller, upon such Seller's request; provided that no such loan may be made, and all such loans shall become immediately due and payable, upon the date that any Event of Termination has occurred and is continuing. Each Purchaser Loan shall be evidenced by promissory notes in substantially the form of Exhibit B.

         "Receivable" means the indebtedness of an Obligor under a Contract, and includes any other obligations of such Obligor with respect thereto. Each Purchase or contribution of a Receivable hereunder shall be deemed to include the Contract under which such Receivable arose and all amounts payable under such Contract, whether or not earned at the time of such Purchase or contribution.

         "Receivables Report" means a report, in form and substance satisfactory to the Purchaser, furnished by the Collection Agent to the Purchaser pursuant to
Section 6.02(b).

         "Related Security" means with respect to any Receivable:

         (a) all of the interest of the Seller of such Receivable in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;




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         (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

         (c) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

         (d) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor to the extent such books, records and information is transferable by the relevant Seller.

         "Settlement Date" means the first day of each month (or if such day is not a Business Day, the immediately succeeding Business Day).

         "Transferred Receivable" means a Purchased Receivable or a Contributed Receivable.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II

                AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS

         SECTION 2.01. Facility. On the terms and conditions hereinafter set forth and without recourse to any Seller (except to the extent specifically provided herein), each Seller shall sell, or SAI shall contribute, to the Purchaser all Receivables originated or acquired by it from time to time and the Purchaser shall purchase from the Sellers or accept as a contribution from SAI all Receivables so sold or contributed from time to time.






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         SECTION 2.02. Making Purchases.

         (a) Initial Purchase. The Sellers shall give the Purchaser at least one Business Day's notice of their request for the initial Purchase hereunder, which request shall (i) specify the date of such Purchase (which shall be a Business
Day) and the proposed aggregate Purchase Price for such Purchase and (ii) list the Receivables to be sold hereunder. The Purchaser shall promptly notify the Sellers whether it has determined to make such Purchase. On the date of such Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c).

         (b) Subsequent Purchases. Upon the request of the Purchaser, on the last day of each month following the initial Purchase (each such day, including the date of the initial purchase under Section 2.02(a), a "Purchase Date"), the Sellers shall sell to the Purchaser and the Purchaser shall purchase from the Seller all Receivables originated by the Sellers which have not previously been sold or contributed to the Purchaser; provided, however, that, at the option of SAI, the Sellers may sell such Receivables to SAI and SAI may, at its option on any Purchase Date, contribute all or any of such Receivables to the Purchaser pursuant to Section 2.06, instead of the Sellers selling such Receivables to the Purchaser pursuant to this Section 2.02(b). On the date of each such Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in
Article III, pay the Purchase Price for such Purchase in the manner provided in
Section 2.02(c).

         (c) Payment of Purchase Price. The Purchase Price for the initial Purchase hereunder shall be paid by (A) a deposit in same day funds to an account of the Sellers designated by SAI of $16,600,000.00 and (B) the delivery by the Purchaser to SAI of a note in the form of Exhibit A hereto reflecting a Deferred Purchase Price of $5,375,000. The Purchase Price for each Purchase following the initial Purchase shall be paid on the Purchase Date therefor by means of (i) a deposit in same day funds to an account designated by SAI, (ii) an increase in the Deferred Purchase Price (subject at all times to the limitations contained in the definition thereof) or (iii) a credit against interest and/or principal owed by one or more Sellers with respect to any Purchaser Loan. The allocation of the Purchase Price as among such methods of payment shall be subject in each instance to the approval of the Purchaser and the Sellers.

         (d) Ownership of Contracts, Receivables and Related Security. On each Purchase Date, after giving effect to the Purchase (and any contribution of Receivables) on such date, the Purchaser shall own all Receivables originated by the Sellers as of such date (including Receivables which have been previously sold or contributed to the Purchaser hereunder). The Purchase or contribution of any Receivable shall include the Contract and all Related Security with respect to such Receivable.





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         SECTION 2.03. Collections. All Collections on the Transferred
Receivables shall be directed to the Lockbox, except as otherwise directed by the Purchaser or its assigns. If any Seller believes that collections which are not Collections of Transferred Receivables have been deposited into an account of the Purchaser, such Seller shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, all collections so deposited which are identified, to the Purchaser's satisfaction, to be collections of Receivables which are not Transferred Receivables to the Seller.

         SECTION 2.04. Settlement Procedures.

         (a) If on any day the Outstanding Balance of any Purchased Receivable is reduced or adjusted as a result of any defective or rejected services, any cash discount or other adjustment made by any Seller or any set-off or dispute in respect of any claim by the Obligor thereof against any Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction but excluding adjustments, reductions or cancellations in respect of such Obligor's bankruptcy), the Seller of such Purchased Receivable shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction or adjustment and shall remit to the Purchaser Account on or prior to the next Settlement Date all amounts so deemed to have been received pursuant to this subsection.

         (b) Upon discovery by any Seller or the Purchaser of a breach of any of the representations and warranties made by any Seller in Section 4.01 with respect to any Transferred Receivable under any Contract, such party shall give prompt written notice thereof to each other party, as soon as practicable and in any event within three Business Days following such discovery. Such Seller shall, upon not less than two Business Days' notice from the Purchaser or its assign or designee, repurchase all Transferred Receivables under such Contract on the next succeeding Settlement Date for a repurchase price equal to the Purchase Price of such Transferred Receivable. Each repurchase of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Receivable. The applicable Seller shall remit to the Purchaser Account on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

         (c) Except as stated in subsection (a) or (b) of this Section 2.04 or as otherwise required by law or the underlying Contract, all Collections of any Transferred Receivable shall be applied to the Receivables of each Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.




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         SECTION 2.05. Payments and Computations, Etc. All amounts to be paid or deposited by the Sellers or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (Cleveland time) on the day when due in same day funds to the Purchaser Account.

         SECTION 2.06. Contributions. SAI may from time to time at its option, by notice to the Purchaser on or prior to the date of the proposed contribution, identify Receivables which it proposes to contribute to the Purchaser as a capital contribution. On the date of each such contribution and after giving effect thereto, the Purchaser shall own in fee simple the Receivables so identified and contributed (collectively, the "Contributed Receivables") and the Contracts and all Related Security with respect thereto.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES


         SECTION 3.01. Conditions Precedent to Initial Purchase. The initial Purchase of Receivables hereunder is subject to the conditions precedent that the Purchaser shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:

         (a) Certified copies of the resolutions of the Board of Directors of each Seller approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

         (b) A certificate of the Secretary or Assistant Secretary of each Seller certifying the names and true signatures of the officers of such Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

         (c) Acknowledgment copies or time-stamped receipt copies of proper financing statements, duly filed on or before the date of the initial Purchase, naming each Seller as the seller/debtor and the Purchaser as the purchaser/secured party, or other similar instruments or documents, as the Purchaser may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Purchaser's ownership of and security interest in the Transferred Receivables and the Contracts, Related Security and Collections with respect thereto.





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         (d) Acknowledgment copies or time-stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Transferred Receivables, Contracts or Related Security previously granted by the Sellers.

         (e) Completed requests for information, dated on or before the date of such initial Purchase, listing the financing statements referred to in subsection (c) above and all other effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Sellers as debtors, together with copies of such other financing statements (none of which shall cover any Transferred Receivables, Contracts or Related Security).

         (f) An opinion of counsel to the Sellers in form and substance satisfactory to the Purchaser.

         SECTION 3.02. Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase) hereunder shall be subject to the further conditions precedent that:

         (a) on or prior to the date of such Purchase, SAI shall have delivered to the Purchaser a written report identifying, among other things, the Receivables (including the underlying Contracts) to be included in such Purchase and the then outstanding Purchased Receivables and the aged balance thereof, in each case correlated to Purchases;

         (b) on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser, a completed Receivables Report for the most recently ended reporting period for which information is required pursuant to Section 6.02(b) and containing such additional information as may reasonably be requested by the Purchaser;

         (c) each Seller shall have marked its master data processing records and, at the request of the Purchaser, each Contract giving rise to Purchased Receivables and all other relevant records evidencing the Receivables which are the subject of such Purchase with a legend, acceptable to the Purchaser, stating that such Receivables, the Contracts, Related Security and Collections with respect thereto, have been sold in accordance with this Agreement; and

         (d) on the date of such Purchase the following statements shall be true (and each Seller, by accepting the amount of such Purchase, shall be deemed to have certified that):

                  (i) the representations and warranties of such Seller contained in Section 4.01 are correct on and as of the date of such Purchase as though made on and as of such date,






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                  (ii) no event has occurred and is continuing, or would result from such Purchase, that constitutes an Event of Termination or would constitute an Incipient Event of Termination and

                  (iii) the Purchaser shall not have delivered to the Sellers a notice that the Purchaser shall not make any further Purchases hereunder; and

         (e) the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Sellers. Each Seller represents and warrants as follows:

         (a) Such Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

         (b) The execution, delivery and performance by such Seller of this Agreement and the other documents to be delivered by it hereunder, including such Seller's sale and (with respect to SAI) contribution of Receivables hereunder and such Seller's use of the proceeds of Purchases, (i) are within such Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) such Seller's charter or by-laws,
(B) any law, rule or regulation applicable to such Seller, (C) any contractual restriction binding on or affecting such Seller or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting such Seller or its property and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the transfer of such Seller's interest in the Transferred Receivables pursuant to this Agreement). This Agreement has been duly executed and delivered by such Seller.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Seller of this Agreement or any other document to be delivered thereunder.






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         (d) This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

         (e) Each sale and contribution made pursuant to this Agreement will constitute a valid sale, transfer and assignment of Transferred Receivables to Purchaser, enforceable against creditors of, and purchasers from, such Seller. Such Seller shall have no remaining property interest in any Transferred Receivable.

         (f) Except as disclosed in filings made by SAI with the Securities and Exchange Commission in the section entitled "Legal Proceedings", there is no pending or threatened action or proceeding affecting such Seller before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of such Seller or the ability of such Seller to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

         (g) No proceeds of any Purchase will be used by such Seller to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         (h) No transaction contemplated hereby requires compliance by any Seller with any bulk sales act or similar law.

         (i) Each Receivable purported to be sold by such Seller hereunder is an Eligible Receivable, and each such Receivable and each Transferred Receivable, together with the Related Security, is owned (prior to its sale or contribution hereunder) by such Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser). When the Purchaser makes a Purchase from such Seller it shall acquire valid and perfected first priority ownership of each Purchased Receivable and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim and no effective financing statement or other instrument similar in effect covering any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed in favor of the Purchaser in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Purchaser.

         (j) Each Receivable Report (if prepared by SAI, or to the extent that information contained therein is supplied by SAI), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by such Seller to the Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Purchaser at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to



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state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         (k) The principal place of business and chief executive office of such Seller and the office where such Seller keeps its records concerning the Transferred Receivables are located at the address of such Seller set forth on the first page of this Agreement.

         (l) Such Seller is not known by and does not use any tradename or doing-business-as name other than as set forth on Schedule A hereto.

         (m) With respect to any program or intellectual property used by such Seller in the servicing of the Receivables, no sublicensing agreement is necessary in connection with the designation of a new Collection Agent pursuant to Section 6.01(b) so that such new Collection Agent shall have the benefit of such programs.

         (n) The transfers of Transferred Receivables by such Seller to the Purchaser pursuant to this Agreement, and all other transactions between such Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Seller.

         (o) (i) The fair value of the property of such Seller is greater than the total amount of liabilities, including contingent liabilities, of such Seller, (ii) the present fair salable value of the assets of such Seller is not less than the amount that will be required to pay all probable liabilities of such Seller on its debts as they become absolute and matured, (iii) such Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which its property would constitute unreasonably small capital.

         (p) Each Transferred Receivable transferred hereunder by such Seller
(i) arose in connection with the provision of bona fide services in the ordinary course of such Seller's business; (ii) is for a liquidated amount as stated in the related Contract; (iii) to the knowledge of such Seller, is not subject to any defense, deduction, offset or counterclaim; (iv) constitutes the valid, legal and binding obligation of the related Obligor thereof, enforceable in accordance with its terms; (v) complies with all federal, state and local laws, rules and regulations; and (vi) as of the date of its inclusion in a Receivable Report hereunder, is an Eligible Receivable. With respect to each Transferred Receivable, the Obligor thereon is obligated and liable for payment of the amounts stated therein and has no known reason to exercise any right of rejection, return, offset, defense, counterclaim, discount or deduction. No Transferred Receivable is, as of the relevant Purchase Date, a Delinquent Receivable or a Defaulted Receivable or subject to any dispute. To the best of such

Seller's knowledge: (A) all statements made in any Contract related to a Transferred Receivable, including names and addresses, locations and descriptions of property or services, down-payments and unpaid balances, are in all respects true, complete and accurate; (B) all signatures and endorsements that appear on each Contract related to a Transferred Receivable, or any agreement or instrument relating thereto, are genuine and all signatories and endorsers, if any, have full legal capacity to contract; and (C) no Obligor on the Contract related to any Transferred Receivable has been induced to enter into such Contract by fraud or misrepresentation as to price, quality of products or services.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01. Covenants of the Sellers. From the date hereof until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or become Defaulted
Receivables:

         (a) Compliance with Laws, Etc. Each Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Transferred Receivables or the ability of such Seller to perform its obligations under this Agreement.

         (b) Offices, Records and Books of Account. Each Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables at the address of such Seller set forth on the first page of this Agreement or, upon 30 days' prior written notice to the Purchaser, at any other locations in jurisdictions where all actions required by Section 5.01(j) shall have been taken and completed. Each Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable). Each Seller shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold or contributed to the Purchaser hereunder.

         (c) Performance and Compliance with Contracts and Credit and Collection Policy. Each Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

         (d) Sales, Liens, Etc. Except for the sales and contributions of Receivables contemplated herein, none of the Sellers will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof.

         (e) Extension or Amendment of Transferred Receivables. Except as provided in Section 6.02(c), none of the Sellers will extend, amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

         (f) Change in Business or Credit and Collection Policy. None of the Sellers will make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Transferred Receivables or the ability of such Seller to perform its obligations under this Agreement.

         (g) Audits. Each Seller will, from time to time during regular business hours as requested by the Purchaser or its assigns, permit the Purchaser, or its agents, representatives or assigns, to (i) examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts and (ii) visit the offices and properties of such Seller for the purpose of examining such materials described in clause (i) above and discuss matters relating to Transferred Receivables and the Related Security or such Seller's performance hereunder or under the Contracts with any of the officers or employees of such Seller having knowledge of such matters.

         (h) Change in Payment Instructions to Obligors. None of the Sellers will terminate the Lockbox or make any change in its instructions to Obligors regarding payments to be made to the Lockbox.

         (i) Deposits to Lockbox. Except as otherwise specified by the Purchaser, each Seller will deposit, or cause to be deposited, all Collections of Transferred Receivables into the Lockbox, and none of the Sellers will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Lockbox or the Purchaser Account cash or cash proceeds other than Collections of Transferred Receivables.

         (j) Further Assurances.

                  (i) Each Seller will from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary, or that the Purchaser or its assignee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement or to enable the Purchaser or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, each Seller will, upon the request of the Purchaser or its assign, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable to perfect, protect or evidence such Transferred Receivables and (B) deliver to the Purchaser or its assign the original of each Contract relating to the Transferred Receivables and (on each Settlement Date) copies of all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the computer equipment of the Purchaser or its assign).

                  (ii) Each Seller authorizes the Purchaser or its assign to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                  (iii) Each Seller shall perform its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Transferred Receivables had not been sold or transferred.

         (k) Reporting Requirements. SAI will provide to the Purchaser the following:

                  (i) as soon as available and in any event within 30 days after the end of each fiscal quarter of SAI, consolidated and consolidating balance sheets of SAI as of the end of such quarter and consolidated and consolidating statements of income and retained earnings of SAI for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of SAI;

                  (ii) as soon as available and in any event within 120 days after the end of each fiscal year of SAI, financial statements for such year audited by its independent public accountants;

                  (iii) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of SAI setting forth details of such Event of Termination or Incipient Event of Termination and the action that SAI has taken and proposes to take with respect thereto;

                  (iv) promptly after the filing or receipt thereof, copies of all reports and notices that SAI or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that SAI or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which SAI or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on SAI and/or any such Affiliate;

                  (v) at least ten Business Days prior to any change in any Seller's name, a notice setting forth the new name and the effective date thereof;

                  (vi) concurrently with the delivery of each Receivables Report by the Collection Agent, a statement as to whether or not all of the Receivables under all Contracts arising during the immediately preceding month have been transferred by the Sellers to the Purchaser and, if less than all of such Receivables have been transferred, a summary of those Receivables not transferred; and

                  (vii) such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of any Seller as the Purchaser may from time to time reasonably request.

         (l) Separate Conduct of Business. Each Seller will: (i) maintain separate corporate records and books of account from those of the Purchaser;
(ii) conduct its business from an office separate from that of the Purchaser;
(iii) ensure that all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name and not in the name of the Purchaser; (iv) have stationery and other business forms and a mailing address and a telephone number separate from those of the Purchaser; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Purchaser; (vi) not engage in any transaction with the Purchaser except as contemplated by this Agreement; (vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and (viii) disclose on its annual financial statements (A) the effects of the transactions contemplated by this Agreement in accordance with generally accepted accounting principles and (B) that the assets of the Purchaser are not available to pay the creditors of such Seller.

         SECTION 5.02. Grant of Security Interest. To secure all obligations of the Sellers arising in connection with this Agreement, and each other agreement entered into in connection with this Agreement, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, Indemnified Amounts, payments on account of Collections received or deemed to be received and any other amounts due the Purchaser hereunder, each Seller hereby assigns and grants to the Purchaser a security interest in all of such Seller's right, title and interest now or hereafter existing in, to and under all Receivables which do not constitute Transferred Receivables, the Related Security and the related Contracts and all Collections with regard thereto. In addition, to secure its obligations to repurchase certain Purchased Receivables hereunder and to secure its other obligations hereunder, each Seller hereby grants to the Purchaser a first priority security interest (but only to the extent of such Seller's interest therein) in any computer software, disks and the like necessary or desirable for collection of the Purchased Receivables. If, at any time, any Seller fails to perform its duty to sell additional Receivables to the Purchaser, the Purchaser may enter the premises of such Seller and effectuate a Purchase of all Eligible Receivables then owned by such Seller in exchange for an increase in the Deferred Purchase Price. If, at any time, any Seller fails to perform its duty to make any payment to the Purchaser in excess of $25,000 in accordance with the terms of this Agreement, the Purchaser may exercise all of the rights of a secured party under the UCC with respect to the Eligible Receivables then owned by such Seller.

         SECTION 5.03. Covenant of the Sellers and the Purchaser. The Sellers and the Purchaser have structured this Agreement with the intention that each Purchase of Receivables hereunder be treated as a sale of such Receivables by the Sellers to the Purchaser for all purposes. The Sellers and the Purchaser shall record each Purchase as a sale or purchase, as the case may be, on its books and records, and reflect each Purchase in its financial statements and tax returns as a sale or purchase, as the case may be. In the event that, contrary to the mutual intent of the Sellers and the Purchaser, any Purchase of Receivables hereunder is not characterized as a sale with respect to any Seller, such Seller shall, effective as of the date hereof, be deemed to have granted (and such Seller hereby does grant) to the Purchaser a first priority security interest in and to any and all Receivables and the proceeds thereof, all to secure the repayment of all amounts advanced to the

Seller hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

         SECTION 6.01. Designation of Collection Agent. The servicing, administration and collection of the Transferred Receivables with respect to all Contracts related to the Transferred Receivables, shall be conducted by such Person (the "Collection Agent") so designated hereunder from time to time. Until the Purchaser or its assign gives notice to SAI of the designation of a new Collection Agent, SAI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. SAI agrees that such notice may be given at any time in the discretion of the Purchaser or its assign. Upon the receipt by SAI of such notice, SAI agrees that it will terminate its activities as Collection Agent hereunder in a manner which the Purchaser (or its assign) believes will facilitate the transition of the performance of such activities to the new Collection Agent, and SAI shall use its best efforts to assist the Purchaser (or its assign) to take over the servicing, administration and collection of the Transferred Receivables, including, without limitation, providing access to and copies of all computer tapes or disks and other documents or instruments that evidence or relate to Transferred Receivables maintained in its capacity as Collection Agent and access to all employees and officers of SAI responsible with respect thereto. The Purchaser at any time after giving such notice may designate as Collection Agent any Person (including itself) to succeed SAI or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Purchaser, subcontract with any other Person, including any of the Sellers, for the servicing, administration or collection of Transferred Receivables and the related Contracts. Any such subcontract shall not affect the liability of the Sellers for performance of its duties and obligations pursuant to the terms hereof.

         SECTION 6.02. Duties of Collection Agent.

         (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Transferred Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Purchaser hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01, as agent to enforce its ownership and other rights in the Transferred Receivables, the Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned the Transferred Receivables and shall act in the best interests of the Purchaser and its assignees.

         (b) Prior to the tenth Business Day of each month, the Collection Agent shall prepare and forward to the Purchaser (i) a Receivables Report, relating to all then outstanding Transferred Receivables, and the Related Security and Collections with respect thereto, in each case, as of the close of business of the Collection Agent on the last day of the immediately preceding month and (ii) a listing by Obligor of all Transferred Receivables correlating Purchased Receivables and Purchases, together with an aging report of such Transferred Receivables.

         (c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, SAI, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Transferred Receivable as SAI deems appropriate to maximize Collections thereof.

         (d) The Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Sellers and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables.

         (e) The Collection Agent shall, as soon as practicable following receipt, return to the Sellers any cash collections or other cash proceeds received with respect to Receivables not constituting Transferred Receivables, less, in the event SAI is not the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of the Collection Agent of servicing, collecting and administering the Receivables to the extent not covered by the Collection Agent Fee received by it.

         (f) The Collection Agent also shall perform the other obligations of the "Collection Agent" set forth in this Agreement with respect to the Transferred Receivables.

         (g) In addition to its other duties specified herein, the Collection Agent shall, until its duties hereunder are terminated by the Purchaser, perform or cause the performance of all monitoring services required under each of the Contracts as if such Contracts had not been sold or contributed to the Purchaser hereunder.

         SECTION 6.03. Collection Agent Fee. The Purchaser shall pay to the Collection Agent a periodic fee (the "Collection Agent Fee") of $4.10 per month for each Installation that is represented by a Transferred Receivable (other than Installations related to Transferred Receivables that are Defaulted Receivables), payable on each Settlement Date or such other day during each calendar month as the Purchaser and the Collection Agent shall agree. The Collection Agent Fee shall be inclusive of all fees charged by and payable to the Central Station, the payment of which shall be the responsibility of the Collection Agent.

         SECTION 6.04. Certain Rights of the Purchaser.

         (a) The Purchaser may, at any time, give notice of ownership and/or direct the Obligors of Transferred Receivables and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Transferred Receivable shall be made directly to the Purchaser or its designee. Each Seller hereby transfers to the Purchaser (and its assigns and designees) the exclusive ownership and control of the Lockbox.

         (b) Each Seller shall, at any time upon the Purchaser's request and at the Sellers' joint and several expense, give notice of such ownership to each Obligor of Transferred Receivables and direct that payments of all amounts payable under such Transferred Receivables be made directly to the Purchaser or its designee.

         (c) At the Purchaser's request and at the Sellers' joint and several expense, each Seller and the Collection Agent shall (i) assemble all documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Transferred Receivables, and shall make the same available to the Purchaser at a place selected by the Purchaser or its designee and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Receivables in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Lockbox. The Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time.

         (d) Each Seller authorizes the Purchaser to take any and all steps in such Seller's name and on behalf of the Seller that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing the name of any Seller on any check or other instrument representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security and related Contracts.

         SECTION 6.05. Designation of Central Station. The performance of monitoring services required under the Transferred Receivables shall be conducted by the Central Station so designated hereunder from time to time. Until the Purchaser gives notice to SAI of the designation of a new Central Station, SAI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Central Station pursuant to the terms hereof. The Purchaser at any time following the occurrence of an Event of Termination or a Central Station Termination Event (as defined below) may designate as Central Station any other Person to succeed SAI or any successor Central Station, if such Person shall consent and agree to the terms hereof. The Central Station may, with the prior consent of the Purchaser (which consent shall not be unreasonably withheld), subcontract with any other Person for the performance of monitoring services required under the Contracts; provided, that no such consent shall be required with respect to subcontracting with any Seller. Any such subcontract shall not affect the Central Station's liability for performance of its duties and obligations pursuant to the terms hereof. For purposes hereof, a "Central Station Termination Event" means the occurrence of any one or more of the following:

                  (i) The filing of a petition for bankruptcy protection with respect to the Central Station, either voluntary or involuntary;

                  (ii) The Central Station or any of its officers being found guilty of any felony or upon a finding of liability in any criminal or civil action involving impropriety in business dealings or operations which, in either case, materially affects the operation of the Central Station, or its performance under any Transferred Receivable;

                  (iii) The abandonment of monitoring service operations by the Central Station, which shall be deemed to have occurred if the Central Station fails to provide monitoring services as required for a period of 72 hours or longer, whether or not such interruption in service has been caused by acts of force majeure beyond the control of the Central Station; or

                  (iv) Upon the occurrence of a material default in the performance of its duties hereunder.

         SECTION 6.06. Duties of the Central Station.

                  (a) The Central Station shall in all material respects fulfill all of its responsibilities under the Transferred Receivables in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with generally accepted industry standards.

                  (b) The Central Station shall, promptly after becoming aware thereof, notify the Purchaser of any material dispute or claim asserted by any Obligor under any Transferred Receivable.

                  (c) The Central Station shall maintain comprehensive general liability insurance which cannot be canceled with less than 30 days notice to the Purchaser, including errors and omissions coverage on monitoring operations, in the minimum amount of $1,000,000 covering bodily injury and property damage resulting from the performance of monitoring services under the Transferred Receivables.

         SECTION 6.07.     Rights and Remedies.

         (a) If the Collection Agent, the Central Station or any Seller fails to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to) itself perform, or cause performance of, such obligation, and, if any Seller (as Collection Agent or otherwise) fails to so perform, the costs and expenses of the Purchaser incurred in connection therewith shall be jointly and severally payable by the Seller as provided in
Section 8.01 or Section 9.04 as applicable.

         (b) Each Seller shall perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if such Seller had not sold or contributed Receivables hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve any Seller from such obligations or its obligations with respect to the Transferred Receivables. The Purchaser shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Purchaser be obligated to perform any of the obligations of any Seller thereunder.

         (c) Each Seller shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Transferred Receivables.

         (d) Each Seller hereby grants to the Collection Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by the Purchaser (whether or not from such Seller) in connection with any Transferred Receivable.

         SECTION 6.08. Transfer of Records to Purchaser. Each Purchase and contribution of Receivables hereunder shall include the transfer to the Purchaser of all of each Seller's right and title to and interest in the records relating to such Receivables and shall include an irrevocable non-exclusive license to the use of such Seller's computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or become Defaulted Receivables. Each Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license or sublicense) to the use of the computer software system of such Seller to access and create such records. In recognition of the Sellers' need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to each Seller an irrevocable license to access such records in connection with any activity arising in the ordinary course of such Seller's business or in performance of its duties as Collection Agent and Central Station, provided that
(i) none of the Sellers shall disrupt or otherwise interfere with the Purchaser's use of and access to such records during such license period and
(ii) each Seller consents to the assignment and delivery of the records (including any information contained therein relating to such Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential.

                                   ARTICLE VII

                              EVENTS OF TERMINATION

         SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

         (a) the Collection Agent or the Central Station (if SAI or any of its Affiliates) shall fail to (i) perform or observe in any material respect any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this subsection (a)) and such failure shall remain unremedied for three Business Days or (ii) make when due any payment or deposit to be made by it under this Agreement; or

         (b) any Seller shall fail to (i) transfer to the Purchaser when requested any rights, pursuant to this Agreement, which such Seller then has as Collection Agent or as Central Station or (ii) make any payment required under this Agreement; or

         (c) any representation or warranty made or deemed made by any Seller under or in connection with this Agreement or any information or report delivered by any Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

         (d) any Seller shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such Seller by the Purchaser or its assign; or

         (e) any Seller shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) any Purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid and perfected ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim; or

         (g) any Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Seller shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

         (h) an Event of Termination shall have occurred under the Finance Agreement; or

         (i) there shall have occurred any material adverse change in the financial condition or operations of any Seller since the date hereof; or there shall have occurred any event which has a reasonable likelihood of having a material adverse effect on the collectibility of the Transferred Receivables or the ability of any Seller to collect Transferred Receivables or otherwise perform its obligations under this Agreement;

then, and in any such event, the Purchaser may, by notice to the Sellers, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the

Facility Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent and/or Central Station, designate another Person to succeed SAI as Collection Agent and/or Central Station; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur, SAI (if it is then serving as the Collection Agent or Central Station) shall cease to be the Collection Agent and the Central Station, and the Purchaser (or its assign or designee) shall become the Collection Agent and the Central Station. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.01. Indemnities by the Sellers. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Sellers hereby jointly and severally agree to indemnify the Purchaser and its assigns and transferees (each, an "Indemnified Party") from and against any and all damages, claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any Indemnified Party arising out of or as a result of:

         (a) the inclusion, or purported inclusion, in any Purchase of any Receivable that is not an Eligible Receivable on the date of such Purchase, or the characterization in any Receivables Report or other statement made by any Seller of any Transferred Receivable as an Eligible Receivable which is not an Eligible Receivable as of the date of such Receivables Report or statement;

         (b) any representation or warranty or statement made or deemed made by any Seller under or in connection with this Agreement, which shall have been incorrect in any material respect when made;

         (c) the failure by any Seller to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract; or the failure of any Transferred Receivable or the related Contract to conform to any such applicable law, rule or regulation;

         (d) the failure to vest in the Purchaser absolute ownership of the Receivables that are, or that purport to be, the subject of a Purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

         (e) the failure of any Seller to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable law with respect to any Receivable that is, or that purports to be, the subject of a Purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any Purchase or contribution or at any subsequent time;

         (f) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of a Purchase or contribution under this Agreement (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the services related to such Receivable or the furnishing or failure to furnish such services or relating to collection activities with respect to such Receivable (if such collection activities were performed by SAI acting as Collection Agent) except to the extent that such dispute, claim, offset or defense results solely from actions or failures to act of the Purchaser or its assigns;

         (g) any failure of SAI, as Collection Agent, Central Station or otherwise, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under any Contract related to a Transferred Receivable;

         (h) any products liability or other claim arising out of or in connection with services which are the subject of any Contract;

         (i) the commingling of Collections of Transferred Receivables by any Seller or a designee of any Seller, as Collection Agent or otherwise, at any time with other funds of such Seller or an Affiliate thereof;

         (j) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Receivables, the Related Security or Collections with respect thereto or in respect of any Receivable, Related Security or Contract, except to the extent any such investigation, litigation or proceeding relates to a possible matter involving an Indemnified Party for which neither any Seller nor any of its Affiliates is at fault;

         (k) any failure of any Seller to comply with its covenants contained in
Section 5.01;

         (l) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent or Central Station, to the extent in excess of the Collection Agent Fees payable to SAI hereunder;

         (m) any claim brought by any Person other than an Indemnified Party arising from any activity by any Seller or any of its Affiliates in servicing, administering or collecting any Transferred Receivable; or

         (n) any Dilution with respect to any Transferred Receivable.

It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables and
(ii) that nothing in this Section 8.01 shall require any Seller to indemnify any Person (A) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses resulting from such Person's gross negligence or willful misconduct or (C) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Transferred Receivable or any Contract.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Amendments, Etc. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. No amendment or waiver of any provision of this Agreement or consent to any departure by any Seller therefrom shall be effective unless in a writing signed by the Purchaser and, in the case of any amendment, also signed by each Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 9.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth under its name in the first paragraph hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

         SECTION 9.03. Binding Effect; Assignability.

         (a) This Agreement shall be binding upon and inure to the benefit of the Sellers, the Purchaser and their respective successors and assigns; provided, however, that none of the Sellers may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Receivables, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee, as the case may be.

         (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or become Defaulted Receivables; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by any Seller pursuant to
Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

         SECTION 9.04. Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Purchaser pursuant to Article VIII, the Sellers jointly and severally agree to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Transferred Receivables.

         SECTION 9.05. No Proceedings. Each Seller hereby agrees that it will not institute against the Purchaser any proceeding of the type referred to in
Section 7.01(g) so long as there shall not have elapsed one year plus one day since the later of (a) the Facility Termination Date and (b) the date on which all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

         SECTION 9.06. Confidentiality. Unless otherwise required by applicable law, each party hereto agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed to
(a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto and (b) such party's legal counsel and auditors and the Purchaser's assignees, if they agree in each case to hold it confidential.

         SECTION 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof), except to the extent that the perfection of the Purchaser's ownership of or security interest in the receivables or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

         SECTION 9.08. Third Party Beneficiary. Each party hereto hereby acknowledges that the Purchaser may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Sellers hereby consent to any such assignments. All such assignees, including parties to the Finance Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment.

         SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLERS:                            SECURITY ASSOCIATES INTERNATIONAL, INC.


                                    By: ___________________________
                                        Title: ____________________


                                    SAI NORTHWEST COMMAND CENTER - SEATTLE, INC.

                                    By: ___________________________
                                        Title: ____________________


                                    SAI SOUTHWEST COMMAND CENTERS, INC.,


                                    By: ___________________________
                                        Title: ____________________


                                    SAI NORTH CENTRAL COMMAND CENTER, INC.,


                                    By: ___________________________
                                        Title: ____________________


PURCHASER:                          SAI FUNDING CORPORATION


                                    By: ___________________________
                                        Title: ____________________

                                   SCHEDULE A

                       DOING-BUSINESS-AS NAMES OF SELLERS

Seller                              DBA

Security Associates                 SAI Midwest Command Center
         International, Inc.        Security Associates, Inc
                                    All Security Monitoring Services, L.L.C.
                                    SAI Mountain Command Center
                                    SAI Southeast Command Center, Inc.
                                    AMJ Central Station Corporation, Inc.
                                    SAI Northwest Command Center - Portland
                                    SAI West Command Center
                                    Total Electronic Alarm Monitoring, LLC
                                    SAI Command Centers, Inc.
                                    Emergency Response Center, Inc.

SAI North Central                   Te;ecommunications Associates Group, Inc.
     Command Center, Inc.           Emergency Response Center
                                    ERC

                                    ERC Network

SAI Southwestern                    Texas Security Central, Inc.
     Command Centers, Inc.          Monarch Central Dispatch

SAI Northwest Command               Alarm Monitoring Services, Inc.
         Center - Seattle, Inc.

                                    EXHIBIT A

                      FORM OF DEFERRED PURCHASE PRICE NOTE

$____________________                                        Pompano Beach, FL
                                                             ____________, 200_

         FOR VALUE RECEIVED, SAI FUNDING CORPORATION, a Delaware corporation (the "Purchaser"), hereby promises to pay to {NAME OF SELLER] (the "Payee") the principal amount of this Note, determined as described below, together with interest thereon at a rate per annum equal at all times to 12.5% per annum in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase and Contribution Agreement, dated as of January 16, 2001, among Security International Associates, Inc., SAI Northwest Command Center - Seattle, Inc., SAI Southwest Command Centers, Inc., SAI North Central Command Center, Inc. and SAI Funding Corporation (such agreement, as it may from time to time be amended, restated or otherwise modified in accordance with its terms, the "Purchase and Contribution Agreement"). This Note is the note referred to in the definition of "Deferred Purchase Price" in the Purchase and Contribution Agreement.

         The aggregate principal amount of this Note at any time shall be equal to the difference between (a) the sum of the aggregate principal amount of this Note on the date of the issuance hereof and each addition to the principal amount of this Note pursuant to the terms of the Purchase and Contribution Agreement minus (b) the aggregate amount of all payments made in respect of the principal amount of this Note, in each case, as recorded on the schedule annexed to and constituting a part of this Note, provided that failure to so record shall not affect the obligations of the Purchaser to the Payee.

         The entire principal amount of this Note shall be due and payable on December 31, 2007 or such later date as may be agreed in writing by the Payee and the Purchaser. The principal amount of this Note may, at the option of the Purchaser, be prepaid in whole at any time or in part from time to time. Interest on this Note shall be paid in arrears at maturity and thereafter on demand. All payments hereunder shall be made by wire transfer of immediately available funds to such account of the Payee as the Payee may designate in writing.

         Notwithstanding any other provisions contained in this Note, in no event shall the rate of interest payable by the Purchaser under this Note exceed the highest rate of interest permissible under applicable law.

         The obligations of the Purchaser under this Deferred Purchase Price Note are subordinated in right of payment to the prior payment in full of all obligations of the Purchaser under the Finance Agreement.

         Notwithstanding any provision to the contrary in this Note or elsewhere, (a) no demand for any payment may be made hereunder, no payment shall be due with respect hereto and the Payee shall have no claim for any payment hereunder prior to the date when all obligations owing under the Finance Agreement shall have been paid in full and (b) no payment shall be made in respect of this Note at any time that an "Event of Default" or "Incipient Event of Default" under the Finance Agreement has occurred and is continuing.

         In the event that the Payee shall receive any payment or distribution on this Note in contravention of clause (b) above, prior to payment in full of all obligations of the Purchaser under the Finance Agreement, such payment shall be received and held in trust by the Payee for the benefit of the entities to whom the obligations are owed under the Finance Agreement and shall be paid over to such entities.

         The Purchaser hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

         Neither this Note, nor any right of the Payee to receive payments hereunder, shall, without the prior written consent of the Purchaser and (so long as the Finance Agreement remains in effect or any amounts remain outstanding thereunder) the Agent (as defined in the Finance Agreement), be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                       SAI FUNDING CORP.


                                       By ___________________________
                                          Name:
                                          Title:

                           SCHEDULE TO DEFERRED PURCHASE PRICE NOTE

Date of Payment                     Amount of Payment

                                    EXHIBIT B

                           FORM OF PURCHASER LOAN NOTE

$________________                                            Pompano Beach, FL
                                                             _____________, 200_

         FOR VALUE RECEIVED, [NAME OF SELLER] (the "Seller"), hereby promises to pay to SAI FUNDING CORPORATION, a Delaware corporation (the "Purchaser"), on demand, the principal sum of _________________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Purchaser Loans made by the Purchaser to the Seller under the Purchase and Contribution Agreement referred to below), and to pay on the first day of each calendar month interest on the unpaid principal amount of the Purchaser Loans at a rate per annum equal at all times to 12.5% per annum, in each case in lawful money of the United States of America and in immediately available funds.

         The date and amount of each Purchaser Loan made by the Purchaser to the Seller from the date hereof until the repayment of all sums due hereunder, and each payment made on account of the principal thereof, shall be recorded by the Purchaser on its books and, prior to any transfer of this Note, endorsed by the Purchaser on the schedule attached hereto or any continuation thereof.

         This Note is one of the Purchaser Loan Notes referred to in the Purchase and Contribution Agreement (as amended, restated or otherwise modified from time to time, the "Purchase and Contribution Agreement"), dated as of January 16, 2001, among Security International Associates, Inc., SAI Northwest Command Center - Seattle, Inc., SAI Southwest Command Centers, Inc., SAI North Central Command Center, Inc. and SAI Funding Corporation, and evidences Purchaser Loans made by the Purchaser thereunder. Capitalized terms used in this Note and not defined herein have the respective meanings assigned to them in the Purchase and Contribution Agreement.

         If any payment under this Note falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended.

         The Seller expressly waives diligence, presentment, demand, protest and notice of any kind whatsoever with respect to this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Seller has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

                                       [NAME OF SELLER]


                                       By ____________________________
                                          Name:
                                          Title:

                        SCHEDULE TO PURCHASER LOAN NOTE

Date of Payment                     Amount of Payment
---------------                     -----------------